Exhibit 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (the "Agreement") is made this 22nd day of August, 2003, by and among ESCAGENETICS CORPORATION, a Delaware corporation having its principal place of business at 383 Inverness Parkway, Suite 100, Englewood, Colorado 80112 ("ESCAgenetics"), SHECOM ACQUISITION CORP., a Colorado corporation having its principal place of business at 22951 La Palma Avenue, Yorba Linda, California 92887 ("Shecom Mergerco"), SHECOM CORPORATION, a Colorado corporation having its principal place of business at 22951 La Palma Avenue, Yorba Linda, California 92887 ("Shecom").

     WHEREAS, Shecom has issued an aggregate of 21,257,737 shares ("Shares") of its Common Stock, par value $.0001 per share; and

     WHEREAS, ESCAgenetics is authorized to issue 100,000,000 shares of common stock, par value $.0001 per share (the "ESCAgenetics Common Stock") of which 1,000,000 shares (the "Issued ESCAgenetics Shares") are issued and outstanding. The ESCAgenetics Common Stock is referred to herein as the "ESCAgenetics Shares"; and

     WHEREAS, Shecom Mergerco is a wholly owned subsidiary of ESCAgenetics and is authorized to issue 1,000 shares of common stock, par value $.01 (referred to as the "Shecom Mergerco Shares"), all of which such Shecom Mergerco Shares are issued and outstanding and owned by ESCAgenetics; and

     WHEREAS,  the  respective  Boards  of  Directors  of  ESCAgenetics,  Shecom
Mergerco and Shecom (together with ESCAgenetics and Shecom Mergerco, the "Companies") deem it advisable and generally to the advantage and welfare of the Companies and their respective shareholders, that Shecom Mergerco be merged with and into Shecom under the terms and conditions hereinafter set forth (the "Merger"), the Merger to be effected pursuant to the Delaware General
Corporation Law and the Merger to be a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises, covenants and conditions hereof, the parties hereto do mutually agree as follows:

     1. Votes on Merger and Related Matters. (a) Shecom Mergerco and Shecom (the "Constituent Corporations") shall each, as soon as practicable but prior to Closing (as defined below) (i) cause a special meeting of its shareholders to be called to consider and vote upon the Merger on the terms and conditions hereinafter set forth, or (ii) obtain written consent of such shareholders, as applicable, as is necessary to approve the Merger. If the Merger is approved in accordance with applicable law, subject to the further conditions and provisions of this Agreement, a closing of this Agreement shall be held (the "Closing") and a Certificate of Merger (the "Certificate of Merger"), and all other documents or instruments deemed necessary or appropriate by the parties hereto to effect the Merger, shall be executed and filed with the Secretary of State of the State of Delaware as promptly as possible thereafter. The Certificate of Merger so filed shall be substantially in the form of Exhibit A annexed hereto, with such changes therein as the Board of Directors of each of Shecom Mergerco and Shecom shall mutually approve.




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          (b) As soon as practicable,  ESCAgenetics shall use reasonable efforts to obtain the written consent of its stockholders for the approval of (i) a Certificate of Amendment to ESCAgenetics' Certificate of Incorporation to approve the change of name of ESCAgenetics to "Shecom Corporation or a new name to be determined (the "Name Change"). Approving the Name Change shall not be a condition to the consummation of the Merger.

     2. Representations, Warranties and Covenants of Shecom. Shecom represents, warrants and covenants as follows, except to the extent set forth on the schedule of exceptions in the form of Schedule A annexed hereto and made a part hereof:

     2.1 Organization; Capitalization. Shecom is, and on the effective date of the Merger (the "Effective Date") will be, a duly organized and a validly existing corporation in good standing under the laws of its state of formation. There are issued and outstanding, and on the Effective Date there will be issued and outstanding, only the Shares, all of which are, and on the Effective Date will be, duly authorized and validly issued. There are, and on the Effective Date there will be, no outstanding rights, options or warrants to purchase any equity interest in Shecom, and there will be no other or any other issued or outstanding securities of any nature convertible into or exercisable or exchangeable for equity of Shecom. No person has any right of first refusal, right of participation, or any similar right with respect to dispositions of the Shares.

     2.2 Authority. Shecom has, and on the Effective Date will have, full power and authority to enter into this Agreement and, subject to any third party approval in accordance with the laws of the State of Delaware, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Shecom and, prior to the Closing, by all stockholders of Shecom whose consent is required under applicable law.

     2.3 Binding Agreement. This Agreement has been duly executed and delivered by Shecom and constitutes the legal, valid and binding obligation of Shecom, enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.4 No Conflicts. The execution and delivery by Shecom of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Shecom will not conflict with, result in a breach of or constitute or give rise to a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Shecom is now a party or by which it or any of its assets or properties are bound; (ii) Shecom's certificate of incorporation and bylaws, in each case as amended; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Linsang or any of its business or properties wherein such breach could have a material adverse effect on Shecom or any of its business or properties.






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     2.5 Subsidiaries.  Shecom does not have, and on the Effective Date will not have, any subsidiaries, nor does it own any direct or indirect interest in any other business entity.

     2.6 Foreign Qualifications. Shecom is, and on the Effective Date will be, qualified or licensed as a foreign corporation in all jurisdictions where its business or ownership of assets so requires, except where the failure to be qualified or licensed would not be reasonably expected to have a material adverse effect on the business of Shecom. The business of Shecom does not require it to be registered as an investment company or investment adviser, as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

     2.7 Financial Statements. All financial statements of Shecom previously delivered to ESCAgenetics, and attached hereto as Annex A (the "Financial Statements") fairly present in all material respects the financial position, results of operations and other information purported to be shown therein of Shecom, at the dates and for the respective periods to which they apply. All such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and have been adjusted for all normal and recurring accruals.

     2.8 No Adverse Events. Since the date of the Shecom Financial Statements, otherwise as set forth therein:


     (i) there has not been any material adverse change in the financial position or condition of Shecom, its liabilities, assets or any damage, loss or other change in circumstances materially affecting
          Shecom, its business or assets or Shecom' right to carry on its business, other than changes in the ordinary course of business or due to general economic, industry or political conditions;

     (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Shecom, its business or assets ;

     (iii)there has not been any material increase in the compensation payable or to become payable by Shecom to any of Shecom' officers, employees or agents or any bonus, payment or arrangement made to or with any of them;

     (iv) Shecom's business has been and continues to be carried on in the ordinary course;






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     (v)  Shecom has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business; and

     (vi) no capital expenditures in excess of $50,000 individually or $200,000 in total have been authorized or made.

     2.9 Ordinary Course of Business. Except for transactions occurring in the ordinary course of business, there has not been, and on the Effective Date there will not have been, any transactions involving Shecom since December 31, 2002 in an amount in excess of $200,000.

     2.10 Liabilities; Claims. There are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against Shecom (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the Financial Statements, other than (i) liabilities incurred in the ordinary course of business since December 31, 2002, (ii) taxes accrued on earnings since December 31, 2002 which are not yet due or payable, or (iii) liabilities which do not exceed $200,000.

     2.11 Tax Returns. All federal, state, county and local income, excise, property and other tax returns required to be filed by Shecom are true and correct in all material respects and have been timely filed or extended through timely filed requests for extension, and all required taxes, fees or assessments have been paid or an adequate reserve therefore has been established in the Financial Statements. The federal income tax returns and state and foreign income tax returns of Shecom have not been audited by the Internal Revenue Service ("IRS") or any other taxing authority within the past five (5) years. Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to Shecom or any of its operations or businesses. There are no pending, or to the knowledge of Shecom, threatened, tax claims or assessments, and there are no pending, or to the knowledge of Shecom, threatened, tax examinations by any taxing authorities. Shecom has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of Shecom for any year.

     2.12 Title to Assets. Except as provided for in the Financial Statements, Shecom, has, and on the Effective Date will have, good and marketable title to all of its furniture, fixtures, equipment and other assets owned by Shecom, and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature. Shecom is the owner of its inventory as set forth in the Financial Statements and has good and marketable title thereto. Except as provided in the Financial Statements, Shecom's assets comprise all of the property and assets of its business, and no other person or entity owns any assets used by Shecom in operating the business of Shecom, whether under a lease, rental agreement or other arrangement.

     2.13 Accounts Receivable. The accounts receivable as set forth in the Financial Statements represent amounts due for goods sold or services rendered by Shecom in the ordinary course of business and, except as reserved for in the Financial Statements, Shecom believes are collectable in the ordinary course of business, without any claims by the obligor for set-off or counter-claims.






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     2.14  Material  Contracts.  A copy (or summary if oral) of all  agreements, contracts, arrangements, understandings and commitments, whether written or oral, to which Shecom is or on the Effective Date will be, a party, or from which Shecom will receive substantial benefits and which are material to Shecom (collectively, "Shecom Contracts"), have been delivered to ESCAgenetics or its counsel. Any Shecom Contracts entered into between the date hereof and the Effective Date will be delivered to ESCAgenetics or its counsel prior to Closing. The validity and enforceability of, and rights of Shecom contained in, each such Shecom Contract shall not be adversely effected by the Merger or the transactions contemplated hereby or any actions taken in furtherance hereof. To its knowledge, Shecom is not in material default under any Shecom Contract.

     2.15 Legal Proceedings. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, or to Shecom's knowledge, threatened, involving Shecom, individually or in the aggregate, in which an unfavorable determination could result in suspension or termination of Shecom's business or authority to conduct such business in any jurisdiction or could result in the payment by Shecom of more than $200,000, or challenging the validity or propriety of the transactions contemplated by this Agreement. Shecom is not a party to any order, judgment or decree, which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Shecom.

     2.16 Certain Transactions. Since December 31, 2002 there have been, and through the Effective Date there will be (i) no bonuses or extraordinary compensation to any of the officers or directors of Shecom, (ii) no loans made to or any other transactions with any of the officers or directors of Shecom or their families and (iii) no dividends or other distributions declared or paid by Shecom.

     2.17 Insurance. Shecom has, and on the Effective Date will have, maintained casualty and liability policies and other insurance policies with respect to its business which are appropriate and customary for businesses similar in size, industry and risk profile. Copies of all of the policies of insurance and bonds presently in force with respect to Shecom, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, officers and directors and public liability, have been made available to ESCAgenetics. All such insurance is outstanding and in full force and effect, with all premiums thereon duly paid, and Shecom has not received any notice of cancellation of any such policies.

     2.18 Intellectual Property. With the exception of the trademarked names of "Shecom" and "Ikebana", Shecom has, and on the Effective Date will have, no other patents, patent applications, trademarks, trademark registrations or applications, trade names, copyrights, copyright registrations or applications, or other intellectual property pending. To its knowledge, Shecom has not infringed upon any third party's intellectual property.

     2.19 Compliance with Laws. Shecom has, and on the Effective Date will have, in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have or would not be expected to have a material adverse effect on its business or property.





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     2.20 Related Party  Contracts.  There are, and on the Effective  Date there will be, no loans, leases or other Shecom Contracts outstanding between Shecom and any of its officers, directors or any person related to or affiliated with any such officers or directors.

     2.21 Officer and Director Information. During the past five year period neither Shecom, nor any of its officers or directors, nor any person intended upon consummation of the Merger to be nominated by Shecom to become an officer or director of ESCAgenetics or any successor entity or subsidiary, has been the subject of:

          (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of Shecom or such person, or any partnership in which Shecom or any such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which Shecom or any such person was an executive officer at or within two years before the time of such filing;

          (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

          (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining Shecom or any such person from, or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant,  introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               (ii) Engaging in any type of business practice; or

               (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

          (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of Shecom or any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

          (e) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or








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          (f) a finding by a court of competent  jurisdiction  in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated. All items described in clauses (a) through (f) above are collectively referred to herein as "Bad Events."

     2.22 Benefit Plans. Shecom does not have any pension plan, profit sharing or similar employee benefit plan.

     2.23 Consents and Approvals. Except for the consent and approval of the stockholders of Shecom and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Shecom of this Agreement and (ii) the consummation by Shecom of the Merger and of all other transactions contemplated hereby.

     2.24 Finder's Fees. Except as may be provided pursuant to the agreements that govern this agreement and financial activities undertaken on behalf of this merger, Shecom knows of no person who rendered any service in connection with the introduction of the Companies to any of the other Companies, for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

     2.25 Employee Matters. No employees of Shecom are on strike or to the best of Shecom's knowledge threatening any strike or work stoppage. Shecom does not have any obligations under any collective bargaining or labor union agreements, nor is Shecom involved in any material controversy with any of its employees or any organization representing any of its employees. Shecom believes its relationships with its employees are good.

     2.26 Disclosure. None of the information supplied or to be supplied by or about Shecom herein or for inclusion or incorporation by reference in any information to be supplied to holders of ESCAgenetics Common Stock concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     2.27 Actions Prior to Closing. From the date hereof through the Closing, Shecom shall not, other than in the ordinary course of business, consistent with past practice, without due consent of ESCAgenetics:

          (a) sell, lease, assign, transfer or otherwise dispose of any material assets;

          (b) agree to assume or assume, guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any material contingent obligation;

          (c) participate or engage in any discussions or negotiations with any person regarding, or enter into any transaction concerning, a merger, stock exchange or consolidation, other than with the other parties hereto, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, assets or, capital stock or securities convertible into equity, or make any material change in the present method of conducting business;






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          (d) make any amendment to its certificate of incorporation or bylaws;

          (e) enter into or amend any employment agreements or increase the salary or bonus of any existing employee;

          (f) create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property, assets, income or profits, whether now owned or hereafter acquired;

          (g) declare or authorize any dividends or distributions on any shares of capital stock of Shecom.

     2.28 Charter Documents. The charter documents of Shecom have not been altered since its incorporation, except as filed in the record books of Shecom.

     2.29 Corporate Minute Books. The corporate minute books of Shecom are complete and the minutes and consents contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Shecom which required director or shareholder approval are reflected on the corporate minute books of Shecom. Shecom is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

     3. Representations, Warranties and Covenants Regarding Shecom Mergerco. ESCAgenetics and Shecom Mergerco each jointly and severally represents, warrants and covenants as follows with respect to Shecom Mergerco:

     3.1 Organization; Capitalization. Shecom Mergerco is, and on the Effective Date will be, a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue only the Shecom Mergerco Shares. On the Effective Date there will be issued and outstanding all of the Shecom Mergerco Shares, which shall be fully paid and nonassessable and all of which shall be owned solely by ESCAgenetics. There are no, and on the Effective Date there will be no, issued or outstanding options or warrants to purchase Shecom Mergerco Shares or any issued or outstanding securities of any nature convertible into Shecom Mergerco Shares, or any agreements or understandings to issue any Shecom Mergerco Shares, options or warrants.

     3.2 Authority. Shecom Mergerco has, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Shecom Mergerco.






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     3.3 No Business Activity. Shecom Mergerco has been organized solely for the purpose of consummating the Merger and, since its inception, has had no business activity of any nature other than those related to its organization or as contemplated by this Agreement.

     3.4 Issuance of Securities. Since its inception, Shecom Mergerco has not issued or committed itself to issue, and to the Effective Date will not issue or commit to issue, any Shecom Mergerco Shares or any options, rights, warrants, or other securities convertible into Shecom Mergerco Shares, except for the issuance of the Shecom Mergerco Shares to ESCAgenetics.

     3.5 Consents and Approvals. Except for the consent and approval of the Board of Directors and shareholder of Shecom Mergerco, and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Shecom Mergerco of this Agreement and (ii) the consummation by Shecom Mergerco of the Merger and the other transactions contemplated hereby.

     3.6 No Conflicts. The execution and delivery by Shecom Mergerco of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Shecom Mergerco will not conflict with, result in a breach of or constitute or give rise to a default under any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Shecom Mergerco is now a party or by which it or any of its assets or properties are bound or its Certificate of Incorporation or the bylaws of Shecom Mergerco, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Shecom Mergerco or any of its businesses or properties.

     3.7 Subsidiaries. Shecom Mergerco has, and on the Effective Date will have, no subsidiaries, nor does it own any direct or indirect interest in any other business entity.

     3.8 Financial Condition. Except for (i) the incurring of expenses of its organization, (ii) the issuance of the Shecom Mergerco Shares to ESCAgenetics,
(iii) the incurring of expenses relating to this Agreement and the consummation of the transactions contemplated by this Agreement, and (iv) the consummation of the Merger, Shecom Mergerco has had, and on the Effective Date will have had, no business and no financial or other transactions of any nature whatsoever.

     3.9 Liabilities. Shecom Mergerco has, and on the Effective Date will have, no liabilities (including, but not limited to, tax liabilities) nor are there, or on the Effective Date will there be, any claims against Shecom Mergerco (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) except for liabilities for its organization expenses or expenses incurred in connection with the Merger and the consummation of the transactions contemplated by this Agreement.

     3.10 Assets. Shecom Mergerco has, and on the Effective Date will have no fixtures, furniture, equipment, inventory, accounts receivable or other assets.

     3.11 Contracts. Shecom Mergerco has, and on the Effective Date will have, no contracts or commitments to which it is, or on the Effective Date will be, a party, except for this Agreement and other documents and instruments contemplated hereby in connection with the Merger.

     3.12 Legal Proceedings. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Shecom Mergerco, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Shecom Mergerco's best knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against Shecom Mergerco. Shecom Mergerco is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Shecom Mergerco.

     3.13 Employee Matters; Related Party Transactions. Since the inception of Shecom Mergerco there have been, and to the Effective Date there will be (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Shecom Mergerco; (ii) no loans made to or any transactions with any officer or director of Shecom Mergerco; (iii) no dividends or other distributions declared or paid by Shecom Mergerco; and (iv) no purchase by Shecom Mergerco of any Shecom Mergerco Shares.

     3.14 Intellectual Property. Shecom Mergerco has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefore or any other intellectual property.

     3.15 Compliance with Laws. Since its inception, Shecom Mergerco has, and on the Effective Date will have, in all material respects conducted its affairs in compliance with all applicable laws, rules and regulations.

     3.16 Officer and Director Information. During the past five year period, no officer or director of Shecom Mergerco has been the subject of any Bad Event.

     3.17 Benefit Plans. Shecom Mergerco has no pension plan, profit sharing or similar employee benefit plan.

     3.18 Finder's Fees. Shecom Mergerco knows of no person who rendered any service in connection with the introduction of the Companies to any of the other Companies, for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

     3.19 Charter Documents. The charter documents of Shecom Mergerco have not been altered since its incorporation, except as filed in the record books of Shecom Mergerco.

     3.20 Corporate Minute Books. The corporate minute books of Shecom Mergerco are complete and the minutes and consents contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Shecom Mergerco which required director or stockholder approval are reflected on the corporate minute books of Shecom Mergerco. Shecom Mergerco is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

     4. Representations, Warranties and Covenants of ESCAgenetics. ESCAgenetics represents, warrants and covenants as follows, except to the extent set forth in the Schedule of Exceptions in the form of Schedule B annexed hereto and made part hereof ("ESCAgenetics Schedule of Exceptions"):

     4.1 Organization; Capitalization. ESCAgenetics is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue an aggregate of 100,000,000 shares of ESCAgenetics Common and no other shares of capital stock. On the Effective Date, giving effect to the Reverse Split and the Merger, there will be issued and outstanding approximately 5,587,038 shares of ESCAgenetics Common Stock, all of which such issued and outstanding shares will be validly issued, fully paid and nonassessable. In the event the stockholders do not approve the Reverse Split and the Reverse Split has not occurred, on the Effective Date there will be issued and outstanding no more than 100,000,000 shares of ESCAgenetics Common Stock, all of which such issued and outstanding shares will be validly issued, fully paid and nonassessable. On the Effective Date, there will be no other issued and outstanding shares of capital stock of ESCAgenetics, except for the Issued ESCAgenetics Shares. Except as contemplated by this Agreement, on the Effective Date there will be no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire ESCAgenetics Shares or any issued or outstanding securities of any nature convertible into ESCAgenetics Shares. There is no proxy or any other agreement, arrangement or understanding of any kind authorized, effective or outstanding which restricts, limits or otherwise affects the right to vote any ESCAgenetics Shares.

     4.2 Binding Agreement. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of ESCAgenetics. This Agreement has been duly executed and delivered by ESCAgenetics and constitutes the legal, valid and binding obligation of ESCAgenetics enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3 Recent Business Operations. The business of ESCAgenetics and the ESCAgenetics Subsidiaries (as hereinafter defined), since January 1, 1996 has been limited solely to the search for an acquisition or merger partner and certain transactions described in its filings with the Commission since January 1, 1996, and except for transactions related to conversion of debt or other obligations and merger or acquisition activities of one of its subsidiaries, it has not engaged in any other business or activity since January 1, 1996.

     4.4 Foreign Qualifications. ESCAgenetics is, and on the Effective Date will be, duly authorized, qualified and licensed under any and all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner as presently conducted. The business of ESCAgenetics does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.

     4.5 Subsidiaries. ESCAgenetics has, and on the Effective Date will have, no subsidiaries, except for Shecom Mergerco, PHYTOpharmaceuticals, Inc. and SRE ESCAgenetics Corporation (the "ESCAgenetics Subsidiaries"), nor does it own any direct or indirect interest in any other business entity.

     4.6  Financial  Statements.   The  financial  statements  of  ESCAgenetics,
consisting of its Balance Sheets, Statement of Operations, Statement of Stockholders' Equity and Statement of Cash Flows, all as at or for periods ending September 30, 2002 and June 30, 2002, and all together with accompanying notes, if any, are complete and correct in all material respects, present fairly the financial position of ESCAgenetics, the results of operations and changes in financial position for the period covered thereby, and were prepared in accordance with generally accepted accounting principles consistently applied, and have been adjusted for all normal and recurring accruals. All the financial statements referenced herein regarding ESCAgenetics are collectively referred to as the "ESCAgenetics Financial Statements", all of which have been delivered to Shecom and are true, correct and complete in all material respects.

     4.7 No Adverse Changes. There has not been, and on the Effective Date there will not have been, any material change in the financial condition of ESCAgenetics and the ESCAgenetics Subsidiaries from that set forth in the ESCAgenetics Financial Statements except for (i) transactions in the ordinary course of business, (ii) transactions relating to this Agreement, and (iii) the incurring of expenses and liabilities relating to this Agreement.

     4.8 Liabilities. There are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against ESCAgenetics or the ESCAgenetics Subsidiaries (whether such liabilities or claims are contingent or absolute, direct or indirect, accrued or unaccrued and matured or unmatured) not appearing on the ESCAgenetics Financial Statements, except for (i) liabilities for expenses incurred relating to this Agreement and the consummation of the transactions contemplated hereby and (ii) liabilities and commitments incurred or made in the ordinary course of ESCAgenetics's business or taxes incurred on earnings since December 31, 2002.

     4.9 Tax Returns. All Federal, state, county and local income, excise, property or other tax returns required to be filed by ESCAgenetics and the ESCAgenetics Subsidiaries have been timely filed and all required taxes, fees and assessments have been paid or an adequate reserve therefore has been provided for in the ESCAgenetics Financial Statements. The federal income tax returns and state and foreign income tax returns of ESCAgenetics and the ESCAgenetics Subsidiaries have not been audited by the IRS or any other taxing authority within the past five (5) years. Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to ESCAgenetics, or any of its operations or businesses or the ESCAgenetics Subsidiaries. There are no pending, or to the knowledge of ESCAgenetics, threatened, tax claims or assessments, and there are no pending, or to the knowledge of ESCAgenetics, threatened, tax examinations by any taxing authorities. Neither ESCAgenetics or the ESCAgenetics Subsidiaries has given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of ESCAgenetics and the ESCAgenetics Subsidiaries for any year.

     4.10 Assets. ESCAgenetics and the ESCAgenetics Subsidiaries have, and on the Effective Date will have, no fixtures, furniture, equipment, inventory, accounts receivable or other assets.

     4.11 Material Contracts. ESCAgenetics and the ESCAgenetics Subsidiaries each have, and on the Effective Date will have, no material contracts to which it is, or on the Effective Date will be, a party.

     4.12 No Conflicts. The execution and delivery by ESCAgenetics of this Agreement, the consummation and performance of the transactions herein contemplated and compliance with the terms of this Agreement by ESCAgenetics will not conflict with, result in a breach of or constitute a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which ESCAgenetics or the ESCAgenetics Subsidiaries is now a party or by which it or any of its assets or properties is bound; (ii) the Certificate of Incorporation or the bylaws of ESCAgenetics and the ESCAgenetics Subsidiaries, in each case as amended; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over ESCAgenetics or the ESCAgenetics Subsidiaries or any of their respective business or properties.

     4.13 Legal Proceedings. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending or to ESCAgenetics's knowledge threatened, against ESCAgenetics or any of the ESCAgenetics Subsidiaries, including, but not limited to any shareholder claims or derivative actions, or challenging the validity or propriety of the transactions contemplated by this Agreement, and, to ESCAgenetics's best knowledge, there is no reasonable basis for any proceeding, claim, action or governmental investigation against ESCAgenetics or any of the ESCAgenetics Subsidiaries. ESCAgenetics and the ESCAgenetics Subsidiaries are not a party to any order, judgment or decree.

     4.14 Certain Transactions. There have been, and to the Effective Date there will be (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of ESCAgenetics or the ESCAgenetics Subsidiaries;
(ii) no loans made to or transactions with any officer or director of ESCAgenetics or the ESCAgenetics Subsidiaries; (iii) no dividends or other distributions declared or paid by ESCAgenetics; and (iv) no purchase by ESCAgenetics or any third party of any of the ESCAgenetics Shares.

     4.15 Issuances of Securities. ESCAgenetics has not, except for the Issued ESCAgenetics Shares, issued or committed itself to issue, and to the Effective Date will not issue or commit itself to issue, any ESCAgenetics Shares or any options, rights, warrants, or other securities convertible into ESCAgenetics Shares, except as contemplated by this Agreement.

     4.16 Intellectual Property. ESCAgenetics and the ESCAgenetics Subsidiaries have no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefore. ESCAgenetics has no knowledge of any infringements by ESCAgenetics or the ESCAgenetics Subsidiaries of any third party's intellectual property.

     4.17 Compliance with Laws. ESCAgenetics and the ESCAgenetics Subsidiaries have, and on the Effective Date will have, in all material respects operated their respective business and conducted their affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have a material adverse effect on its business or property. To the best of its knowledge, ESCAgenetics and the ESCAgenetics Subsidiaries are not in violation of any Federal, state or local environmental law or regulation.

     4.18 Related Party Transactions. On the Effective Date there will be no loans, leases, commitments, arrangements or other contracts of any kind or nature outstanding between (i) ESCAgenetics or any of the ESCAgenetics Subsidiaries or (ii) any officer or director of ESCAgenetics or the ESCAgenetics Subsidiaries or any person related to or affiliated with any officer or director of ESCAgenetics or any of the ESCAgenetics Subsidiaries.

     4.19 Officers and Directors. During the past five year period, no current officer or director of ESCAgenetics or the ESCAgenetics Subsidiaries has been the subject of any Bad Event.

     4.20 Employee Benefit Plans. ESCAgenetics and the ESCAgenetics Subsidiaries have no pension plan, profit sharing or similar employee benefit plan.

     4.21 Consents. Except for the consent and approval of the Board of Directors of ESCAgenetics and Shecom Mergerco, the filing of the Certificate of Merger and the filing of Commission Form 8-K, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by ESCAgenetics of this Agreement or (ii) the consummation by ESCAgenetics of the Merger and the other transactions contemplated hereby. ESCAgenetics has, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     4.22 Finder's Fees. ESCAgenetics knows of no person who rendered any service in connection with the introduction of the Companies to any of the other Companies, for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

     4.23 Employees. ESCAgenetics and the ESCAgenetics Subsidiaries have no employees.

     4.24 Disclosure. None of the information supplied or to be supplied by or about ESCAgenetics or the ESCAgenetics Subsidiaries to Shecom concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.25 Registration. The ESCAgenetics Common Stock is, and at the Effective Date will be, validly registered as a class pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     4.26 Listing and Maintenance Requirements. The ESCAgenetics Common Stock is listed on the NASD OTCBB. ESCAgenetics has not, in the 24 months preceding the date hereof, received notice from the NASD OTCBB or any other market or exchange on which the ESCAgenetics Common Stock is or has been listed or quoted to the effect that ESCAgenetics is not in compliance with the listing or maintenance requirements of such market. ESCAgenetics is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. ESCAgenetics has not, in the 24 months preceding the date hereof, received notice any notice of violations or delisting from the Commission.

     4.27 SEC Reports; Financial Statements. ESCAgenetics has filed all reports required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since the effective date of its registration statement filed with the Commission on Form 10-SB (the foregoing materials being collectively referred to herein as the "SEC Reports" on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated hereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of ESCAgenetics included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the ESCAgenetics and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

     4.28 Internal Accounting Controls. ESCAgenetics and the ESCAgenetics Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no disagreements of any kind presently existing, or reasonably anticipated by ESCAgenetics to arise, between the accountants and lawyers formerly or presently employed by ESCAgenetics, which could reasonably be expected to delay the transactions contemplated hereby, including the filing of Form 8-K following the Effective Date, and ESCAgenetics is current with respect to any fees owed to its accountants and lawyers. ESCAgenetics has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for ESCAgenetics and designed such disclosure controls and procedures to ensure that material information relating to ESCAgenetics, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which ESCAgenetics's Form 10-K (or 10-KSB) or 10-Q (or 10-QSB), as the case may be, is being prepared. The ESCAgenetics's certifying officers have evaluated the effectiveness of ESCAgenetics's controls and procedures as of a date within 90 days prior to the filing date of the Form 10-KSB for the year ended September 30, 2002 (such date, the "Evaluation Date"). ESCAgenetics presented in the Form 10-KSB for the year ended September 30, 2002 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in ESCAgenetics's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to ESCAgenetics's and its certifying officer's knowledge, in other factors that could significantly affect the ESCAgenetics's internal controls.

     4.29  Charter  Documents.  The charter  documents of  ESCAgenetics  and its
subsidiaries   have  not  been  altered   since  the   incorporation   of  each,
respectively, except as filed in the record books of ESCAgenetics.

     4.30 Corporate Minute Books. The corporate minute books of ESCAgenetics and its subsidiaries are complete and each of the minutes and consents contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by ESCAgenetics and its subsidiaries which required director or stockholder approval are reflected on the corporate minute books of ESCAgenetics and its subsidiaries. ESCAgenetics and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

     5. Representations to Survive Closing. All of the representations, covenants and warranties contained in this Agreement (including all statements contained in any certificate or other instrument delivered by or on behalf of ESCAgenetics, Shecom Mergerco, the ESCAgenetics Stockholders, the Shecom Stockholder or Shecom pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Closing for a period of two (2) years from the Effective Date.

     6. Surviving Corporations. The surviving entity in the Merger shall be Shecom. Shecom's name, identities, certificate of incorporation, bylaws, existence, purposes, powers, objects, franchises, rights and immunities shall be unaffected and unimpaired by the Merger, except as described in the Certificate of Merger.

     7. Treatment of Securities of Constituent Corporations in the Merger. The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting the securities of each of the Constituent Corporations are as follows:

     7.1 Treatment of Shares. At the Effective Date, in the event the Reverse Split has become effective, the Shares shall be converted by virtue of the Merger, into an aggregate of approximately 4,375,000 shares of ESCAgenetics Common Stock ("Shecom Shares"), on the basis of .1865 shares of ESCAgenetics Common Stock for each Share, without any action on the part of the holders thereof. In the event the Reverse Split has not become effective on or before the Effective Date the Shares shall be converted by virtue of the Merger, and at the Effective Date, into an aggregate of 21,875,000 shares of ESCAgenetics Common Stock, on the basis of .9325 shares of ESCAgenetics Common Stock for each Share, without any action on the part of the holders thereof. In the event the Reverse Split has not taken place on or before the Effective Date, the conversion of the Shares into shares of ESCAgenetics Common Stock shall be performed in accordance with this Section, and the Shecom Shares issuable to the Shecom shareholders shall be issued as follows: (1) as soon as practicable after the Effective Date, ESCAgenetics shall cause to be issued to the Shecom shareholders a total of 4,375,000, and (2) thereafter, ESCAgenetics shall use its best efforts to: (A) obtain stockholder approval to amend its certificate of incorporation to increase the authorized shares of common stock so as to permit the additional share issuance and reservation required by this subparagraph, and
(B) cause to be issued to the Shecom shareholders an additional 458,656,193 shares and approximately 108,010,474 shares to be reserved for issuance pursuant to Section 7.2 below. The ESCAgenetics Stockholders, by their signatures hereto, agree to vote in favor of any such amendment to the certificate of incorporation required by this subsection. Upon such surrender, Shares so surrendered shall be owned of record and beneficially by ESCAgenetics. Upon conversion, any fractional ESCAgenetics Common Stock resulting from conversion shall be rounded up to the next highest whole number.

     7.2 Treatment of Shecom Options and Convertible Debt. Up to 0 currently existing options to purchase Shares and 0 Shares issuable upon convertible debt convertible shall be replaced at closing by options and convertible debt to purchase ESCAgenetics Common Stock on the same basis of conversion as set forth in Section 7.1 above.

     7.3 Existence of Shecom Mergerco. The separate existence and corporate organization of Shecom Mergerco, except insofar as it may be continued by statute, shall cease on Effective Date and Shecom shall become a wholly owned subsidiary of ESCAgenetics.

     8. Rights and Liabilities of Surviving Corporation in Merger. On and after the Effective Date, Shecom, as the surviving corporation of the Merger, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal, and mixed, of Shecom Mergerco; all debts due to Shecom Mergerco on whatever account shall be vested in Shecom; all claims, demands, property, rights, privileges, powers, franchises and every other interest of Shecom Mergerco shall be as effectively the property of Shecom as they were of Shecom Mergerco; the title to any real estate by deed or otherwise in Shecom Mergerco shall not revert or be in any way impaired by reason of the Merger, but shall be vested in Shecom; all rights of creditors and all liens upon any property of Shecom Mergerco shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Date; and all debts, liabilities and duties of Shecom Mergerco shall thenceforth attach to Shecom and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     9. Further Assurances of Title. As and when requested by Shecom, or by any of its successors or assigns, Shecom Mergerco shall execute and deliver, or cause to be executed and delivered, all such deeds and instruments and will take or cause to be taken all such further action as Shecom may deem necessary or desirable in order to vest in and confirm to Shecom title to and possession of the property acquired by Shecom by reason or as a result of the Merger, and otherwise to carry out the intent and purposes hereof, and the officers, directors of Shecom and ESCAgenetics, as applicable, are fully authorized in the name of Shecom or ESCAgenetics or otherwise to take any and all such action.

     10. Conditions of Obligations of Shecom Mergerco and ESCAgenetics. The obligation of Shecom Mergerco and ESCAgenetics to consummate the Merger is subject to the following conditions prior to the Effective Date:

     10.1 Compliance with Representations and Warranties. Shecom shall be in compliance with its representations, warranties and covenants contained herein in all material respects, and Shecom Mergerco and ESCAgenetics each shall receive from Shecom certificates to such effect from the President of Shecom as of the Effective Date.

     10.2 Losses. Shecom shall not have suffered a loss on account of fire, flood, accident or other calamity of such a character as to interfere materially with the continuous operation of its business or materially affect adversely its condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

     10.3 No Material Adverse Change. Except as disclosed in this Agreement or in the schedules annexed hereto, no material adverse change in the aggregate shall have occurred in the financial condition, business, properties, assets, liabilities, results of operations or prospects of Shecom since December 31, 2002.

     10.4 Disposition of Assets. None of the properties or assets of Shecom shall have been sold or otherwise disposed of other than in the ordinary course of business in accordance with past practice during such period, except with the prior written consent of ESCAgenetics.

     10.5 Conditions. Shecom shall have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with.

     10.6 Filings and Approvals. All applicable filings and regulatory approvals required to be made or obtained by Shecom have been made or obtained.

     10.7 Other Approvals. This Agreement and the transactions contemplated hereby shall have been approved by appropriate action of the Board of Directors and stockholders, as required, of Shecom and resolutions to that effect to ESCAgenetics and its counsel, shall have been delivered to ESCAgenetics.

     10.8 Compliance with Securities Laws. There shall have been full compliance with the applicable securities or "blue sky" laws and regulations of any state or other governmental body having jurisdiction over the Merger.

     10.9 Opinions of Counsel.  ESCAgenetics shall have received an opinion from
counsel   to  Shecom  in  form  and   substance   reasonably   satisfactory   to
ESCAgenetics's counsel.

     10.10 Investment Representation. Shecom shall have obtained an instrument, in the form annexed hereto as Exhibit B, from the stockholders of Shecom, including a representation that the shares of ESCAgenetics Common Stock being acquired as a result of the transactions contemplated by this Agreement are being acquired for investment purposes only and not with a view to, or sale in connection with, any distribution within the meaning of the Securities Act.


     11. Conditions of Obligations of Shecom. The obligations of Shecom to consummate the Merger are subject to the following conditions prior to the Effective Date:

     11.1 Compliance with Representations and Warranties. Shecom Mergerco and ESCAgenetics shall be in compliance with their respective representations, warranties and covenants contained herein, and Shecom shall have received from each of Shecom Mergerco and ESCAgenetics a certificate to such effect from their respective Presidents as of the Effective Date.

     11.2 Losses. Shecom Mergerco and ESCAgenetics shall not have suffered any loss on account of fire, flood, accident or other calamity of such a character as to interfere materially with the continuous operation of their respective businesses or materially adversely affect their respective condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

     11.3 No Material Transactions. No material transactions shall have been entered into by Shecom Mergerco or ESCAgenetics, other than transactions in the ordinary course of business, since December 31, 2002, other than as referred to in this Agreement or in connection herewith, except with the prior written consent of Shecom.

     11.4 No Material Adverse Change; Due Diligence. No material adverse change shall have occurred in the financial condition, business, properties, assets, liabilities, results of operations or prospects of Shecom Mergerco or ESCAgenetics since December 31, 2002, other than as referred to in this Agreement.

     11.5 Disposal of Assets. None of the properties or assets of Shecom Mergerco or ESCAgenetics shall have been sold or otherwise disposed of, other than in the ordinary course of business since December 31, 2002, except with the written consent of Shecom.

     11.6 Compliance with Conditions. Shecom Mergerco and ESCAgenetics shall each have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with.

     11.7 Filings and Approvals. All applicable filings required to be made and regulatory approvals, as well as any other third party approvals, obtained by ESCAgenetics have been made or obtained, including the filing of required information pursuant to Section 14(f) of the Exchange Act with the Commission.

     11.8 Board Resignations. ESCAgenetics shall have held a meeting of its Board of Directors at which meeting all of its directors except one (the
"ESCAgenetics Board Member") shall have resigned seriatim and the persons designated by Shecom shall have been elected as directors of ESCAgenetics, to fill the vacancies created thereby all subject to the consummation of the Merger. Upon such election, the ESCAgenetics Board Member shall resign.

     11.9 Opinions. Shecom shall have received opinions from counsel to Shecom Mergerco and ESCAgenetics in form and substance reasonably satisfactory to Shecom's counsel.

     11.10 Certifying Officers. The current Chief Executive Officer and Chief Financial Officer of ESCAgenetics shall each have agreed to provide to the appropriate officers of ESCAgenetics following the Merger, a letter, in form and substance satisfactory to Shecom, containing the certifications required under the Sarbanes-Oxley Act of 2002, with respect to any filings to be made with the Commission after the Merger that include financial statements or information about the pre-Merger operations of ESCAgenetics.

     11.11 10-QSB and Tax Returns. ESCAgenetics shall have timely filed its quarterly report on Form 10-QSB, for the quarter June 30, 2003, with the Commission and shall have filed all tax returns and paid all applicable taxes for the year ended September 30, 2002.

     Compliance with the provisions of this Section 11 shall be evidenced by the certificates of the respective Presidents and Secretaries of each of Shecom Mergerco and ESCAgenetics to be delivered at Closing.

12.      Other Covenants.

     12.1 Amendment of ESCAgenetics Certificate of Incorporation. The ESCAgenetics Stockholders each agrees that he will vote all shares of ESCAgenetics capital stock beneficially owned or controlled by him in favor of the amendment of ESCAgenetics's Certificate of Incorporation to change its corporate name to Shecom Corporation.

     12.2 Election of Directors. A new board of directors shall be formed consisting of not less than five (5) directors which shall include Raju Shewa, Phillip Trad and three additional directors to be determined prior to closing. The ESCAgenetics Stockholders each agree that, for a period of three years following the Closing, he will vote all shares of ESCAgenetics capital stock beneficially owned or controlled by him in favor of the nominated board of directors designated at the time of closing and reasonably acceptable to the ESCAgenetics Board of Directors, as members of the Board of Directors of ESCAgenetics.

     12.3 Indemnification. (a) The ESCAgenetics Stockholders, jointly and severally, agree to indemnify and hold harmless Shecom, its affiliates and stockholders, directors, officers, employees, agents, successors in interest, assigns and representatives from and against any and all losses, claims, damages or liabilities or expenses (including reasonable attorneys' fees) which may be incurred or suffered by any such party and which, directly or indirectly, arise out of or result from the operations of ESCAgenetics prior to the Effective Date, including, without limitation, any breaches of representations, warranties and covenants of ESCAgenetics contained herein. The ESCAgenetics Stockholders' indemnity obligations under this Section 12.3(a) shall be limited, in the aggregate, to $100,000.

     (b) Shecom and the Shecom Stockholder, jointly and severally, agree to indemnify and hold harmless ESCAgenetics and the ESCAgenetics Stockholders, directors, officers, employees, agents, successors in interest, assigns and representatives from and against any and all losses, claims, damages or liabilities or expenses (including reasonable attorneys' fees) which may be incurred or suffered by ESCAgenetics or the ESCAgenetics Stockholders which, directly or indirectly, arise out of or result from the operations of Shecom prior to the Effective Date including, without limitation, any breaches of representations, warranties and covenants of ESCAgenetics contained herein. The Shecom Stockholder's indemnity obligations under this Section 12.3(b) shall be limited, in the aggregate, to $100,000.

     12.4 Post-Merger Operations of Shecom. If, within the earlier of (i) two years from the Effective Date or (ii) the date that the New Note is paid in full (such earlier of the foregoing two clauses, the "Trigger Date"), Shecom shall permanently cease all business operations for a period in excess of sixty days, or any proceeding shall be instituted by or against Shecom seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or relief of debtors, or seeking the entry of an order for relief or for the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, and in the case of any such proceeding instituted against Shecom (but not instituted by Shecom), either such proceeding shall remain undismissed or unstayed for a period of ninety (90) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee or other similar official for, Shecom or any substantial part of its property) shall be granted or shall occur, then the parties hereto agree to unwind this transaction, whereby (i) the Shecom Shares, to the extent not previously sold or transferred by a current stockholder of Shecom, shall be returned to ESCAgenetics and cancelled, (ii) the Shares and the business, assets, liabilities and operations of Shecom are returned to the pre-Merger stockholders of Shecom and (iii) the New Note shall be cancelled or returned to ESCAgenetics, such that Shecom and the pre-Merger stockholders of Shecom shall have no obligations with respect to such New Note. The Shecom Stockholder agrees not to sell, transfer or otherwise dispose of his Shecom Shares to any third party in a private transaction prior to the Trigger Date, unless such third party agrees to be bound by the provisions of this Section 12.4. The Shecom Stockholder shall be permitted to sell his Shecom Shares pursuant to Rule 144 of the Securities Act prior to and following the Trigger Date.

     12.5 Covenants Not to Sue. (a) The ESCAgenetics Stockholders, on behalf of themselves and each of their respective affiliates, successors and assigns, each irrevocably covenant and agree that they shall forever refrain from initiating, filing, instituting, maintaining, or proceeding upon, or encouraging, advising, or voluntarily assisting any other person or entity to initiate, institute, maintain, or proceed upon, any claims, demands, obligations, liabilities, indebtednesses, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of actions, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, attorneys' fees, losses and expenses, of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore, now existing or hereafter arising, or which could, might, or may be claimed to exist, or whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, against ESCAgenetics (or its current or former officers, directors, agents or employees), which in any way arise out of, are connected with or related to the operations of ESCAgenetics prior to the Effective Date.

     (b) The Shecom Stockholder irrevocably covenants and agrees that he shall forever refrain from initiating, filing, instituting, maintaining, or proceeding upon, or encouraging, advising, or voluntarily assisting any other person or entity to initiate, institute, maintain, or proceed upon, any claims, demands, obligations, liabilities, indebtednesses, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of actions, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, attorneys' fees, losses and expenses, of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore, now existing or hereafter arising, or which could, might, or may be claimed to exist, or whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, against ESCAgenetics or Shecom (or their respective officers, directors, agents or employees), which in any way arise out of, are connected with or related to the operations of Shecom prior to the Effective Date.




     13. Abandonment. This Agreement and the Merger may be abandoned (a) by any of the Companies, acting by its Board of Directors, at any time prior to its adoption by the stockholders, if such adoption is required, (b) by any of the Companies, acting by its Board of Directors, by written notice to the other parties hereto, at any time in the event of the failure of any condition in favor of such entity as to which the consummation of the Merger is subject, or
(c) by the consent of all the Companies, acting each by its Board of Directors, at any time prior to the Effective Date. In the event of abandonment of this Agreement, the same shall become wholly void and of no effect, and there shall be no further liability or obligation hereunder on the part of any of the Companies, their respective Boards of Directors or any other party to this Agreement.

     14. Closing or Termination. In the event the Closing of this Agreement shall not take place due to failure of any condition of Closing required herein, then any party shall have the right to terminate this Agreement, in which event no party shall have any further right or obligation as against any other. If Shecom shall fail to close for any reason other than failure of any condition of Closing required herein to be performed on the part of ESCAgenetics or Shecom Mergerco, Shecom shall pay to ESCAgenetics a break-up fee of $250,000 in cash. If ESCAgenetics or Shecom Mergerco shall fail to close for any reason other than failure of any condition of Closing required herein to be performed on the part of Shecom, ESCAgenetics shall pay to Shecom a break-up fee of $250,000 in cash. Notwithstanding anything in this section to the contrary Shecom shall not be liable to ESCAgenetics for a break-up fee if it has terminated this Agreement pursuant to Sections 12.6 or 12.7 and ESCAgenetics shall not be liable to Shecom for a break-up fee if it has terminated this Agreement pursuant to Sections 12.6 or 12.7.

     15. Delivery of Corporate Proceedings of ESCAgenetics and Shecom Mergerco. At the Closing, ESCAgenetics and Shecom Mergerco shall deliver to counsel for Shecom the originals of all of the corporate proceedings of ESCAgenetics and Shecom Mergerco, duly certified by their respective Secretaries, relating to this Agreement and Shecom shall deliver to counsel for ESCAgenetics the originals of all of the corporate proceedings of Shecom, duly certified by their respective Secretaries, relating to this Agreement.

     16. Limitation of Liability. The representations and warranties made by any party to this Agreement are intended to be relied upon only by the other parties to this Agreement and by no other person. Nothing contained in this Agreement shall be deemed to confer upon any person not a party to this Agreement any third party beneficiary rights or any other rights of any nature whatsoever.

     17. Further Instruments and Actions. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other in order to carry out the intent and purposes of this Agreement.

     18. Governing Law. This Agreement is being delivered and is intended to be performed in the State of New York, and shall be construed and enforced in accordance with the laws of such state, without regard to conflicts of laws thereof.

     19. Notices. All notices or other communications to be sent by any party to this Agreement to any other party to this Agreement shall be sent by certified mail, personal delivery or nationwide overnight courier to the addresses hereinbefore designated, or such other addresses as may hereafter be designated in writing by a party. Notice shall be deemed given and received on the date of actual delivery to the address specified thereon.

     20. Binding Agreement. This Agreement represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by all of the parties hereto.

     21. Counterparts. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

     22. Severability. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.

     23. Joint Drafting. This Agreement shall be deemed to have been drafted jointly by the parties hereto, and no inference or interpretation against any party shall be made solely by virtue of such party allegedly having been the draftsperson of this Agreement.

     24. Reliance on Certificates. In rendering any opinion referred to herein, counsel for the parties hereto may rely, as to any factual matters involved in their respective opinions, on certificates of public officials and of corporate and company officers, and on such other evidence as such counsel may reasonably deem appropriate and, as to the matters governed by the laws of jurisdictions other than the United States or the State of Delaware, an opinion of local counsel in such other jurisdiction(s), which counsel shall be satisfactory to the other parties in the exercise of their reasonable discretion.

     25. Public Announcements. All parties hereto agree that any public announcement, press release or other public disclosure of the signing of this Agreement shall be made jointly and only after all parties hereto have reviewed and approved the language and timing of such disclosure, except as such disclosure may be required pursuant to any legal obligation or order of any court having proper jurisdiction over any of the parties hereto.

     26. Consent. Whenever consent is required to be given by any of the Companies to any of the other Companies hereunder in connection with any matter contemplated hereby, such consent shall not be unreasonably withheld, delayed or conditioned.

     IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.

         ESCAGENETICS CORPORATION,
         a Delaware corporation

         By:-------------------------------------

         Name:    Kevin R. Keating
         Title:   President

         SHECOM ACQUISITION CORPORATION,
         a Delaware corporation

         By:-------------------------------------

         Name:    Phillip G. Trad
         Title:   President

         SHECOM CORPORATION,
         a Colorado corporation

         By:-------------------------------------

         Name:    Phillip G. Trad
         Title:   President

Schedule A        Shecom Schedule of Exceptions
Schedule B        ESCAgenetics Schedule of Exceptions
Exhibit A         Certificate of Merger

                                    AMENDMENT
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION

     Reference   is  hereby  made  to  that  certain   Agreement   and  Plan  of
Reorganization dated August 22, 2003 (the "Merger Agreement") by and among ESCAgenetics Corporation, a Delaware corporation having its principal place of business at 383 Inverness Parkway, Suite 100, Englewood, Colorado 80112 ("ESCAgenetics"), Shecom Acquisition Corp., a Colorado corporation having its principal place of business at 22951 La Palma Avenue, Yorba Linda, California 92887 ("Shecom Mergerco") and Shecom Corporation, a Colorado corporation having its principal place of business at 22951 La Palma Avenue, Yorba Linda, California 92887 ("Shecom"). All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Merger Agreement.

     WHEREAS, the parties to the Merger Agreement desire to amend certain terms of the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Amendments. (A) Section 2.1 of the Merger Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

     2.1 Organization; Capitalization. Shecom is, and on the effective date of the Merger (the "Effective Date") will be, a duly organized and a validly existing corporation in good standing under the laws of the State of Colorado. Except as set forth below, there are no issued and outstanding securities of Shecom other than the Shecom Shares, and on the Effective Date there will be issued and outstanding only the 21,257,737 Shecom Shares, all of which are, and on the Effective Date will be, duly authorized and validly issued. There are, and on the Effective Date there will be, no outstanding rights, options or warrants to purchase any equity interest in Shecom, and there will be no other or any other issued or outstanding securities of any nature convertible into or exercisable or exchangeable for equity of Shecom, other than the warrants to purchase 2,200,000 Shecom Shares. Other than the foregoing, no person has any right of first refusal, right of participation, or any similar right with respect to dispositions of the Shares.

          (B) Section 4.1 of the Merger Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

     4.1 Organization; Capitalization. ESCAgenetics is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue an aggregate of 100,000,000 shares of ESCAgenetics Shares and no other shares of capital stock. There are as of the execution date of this Amendment an aggregate of 1,000,000 ESCAgenetics Shares issued and outstanding.

On the Effective Date, giving effect to the Merger and the issuance of the 19,823,438 Merger Shares (as hereinafter defined), there will except as set forth below be issued and outstanding approximately 20,823,438 ESCAgenetics Shares, all of which such issued and outstanding shares will be validly issued, fully paid and non-assessable, and 2,015,619 ESCAgenetics Shares reserved for issuance pursuant to Section 7.3 hereof, for an aggregate of approximately 21,875,057 ESCAgenetics Shares on a fully diluted basis.

On the Effective Date, there will be no other issued and outstanding shares of capital stock of ESCAgenetics, except for the 2,125,000 ESCAgenetics Shares to be issued to certain entities and/or individuals in connection with the Merger, for an aggregate of approximately 25,000,057 ESCAgenetics Shares issued and outstanding immediately subsequent to the Closing of the Merger and all transaction and developments contemplated by the Merger Agreement, as amended hereby.

Except as contemplated by this Agreement, on the Effective Date there will be no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire ESCAgenetics Shares or any issued or outstanding securities of any nature convertible into ESCAgenetics Shares.

There is no proxy or any other agreement, arrangement or understanding of any kind authorized, effective or outstanding which restricts, limits or otherwise affects the right to vote any ESCAgenetics Shares.

     (C) Section 4.15 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

     4.15 Issuances of Securities. ESCAgenetics has not, except for the Issued ESCAgenetics Shares, issued or committed itself to issue, and to the Effective Date will not issue or commit itself to issue, any ESCAgenetics Shares or any options, rights, warrants, or other securities convertible into or exercisable for ESCAgenetics Shares, except as contemplated by this Agreement.

     (D) Section 7.1 of the Merger Agreement is hereby deleted in its entirety and replaced with the following::


     7.1 ESCAgenetics Shares to be Issued. At and as of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:
(i) each outstanding share of common stock of Shecom, $.0001 par value per share (the "Shecom Shares"), shall be converted into the right to receive 0.9325258146 shares of common stock of the Company, $.0001 par value per share (the "ESCAgenetics Shares"); and the ESCAgenetics Shares issued upon such conversion, being 19,823,438 shares in the aggregate, are referred to herein as the "Merger Shares"), and (ii) each dissenting share shall be converted into the right to receive payment from Shecom with respect thereto in accordance the law of the State of Colorado. As a result of the foregoing, the Merger Shares shall be allocated among the holders of the Shecom Shares on a pro rata basis (which shall be amended by the Parties immediately prior to the Effective Time in order to give effect to exercises, if any, of Outstanding Options (as defined below) subsequent to the date hereof).

     The ratio of 0.9325258146 ESCAgenetics Shares to one Shecom Share is referred to herein as the "Conversion Ratio." The Conversion Ratio equals the fraction (i) having a numerator equal to 21,875,000, and (ii) having a denominator equal to 23,457,737, the aggregate number of currently issued and outstanding Shecom Shares in addition to such Shecom Shares as would be issued upon exercise of the Shecom Outstanding Warrants (as hereinafter defined). The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of ESCAgenetics and Shecom Shares outstanding (other than in connection with the exercise of the Outstanding Warrants).

     (E) A new Section 7.2 shall be inserted to read as follows:

     7.2 Exchange of Outstanding Warrants. Subject to the terms and conditions set forth in this Agreement, at and as of the Effective Time, each of the 2,200,000 outstanding warrants to acquire Shecom Shares set forth on Section 2.1 above (which shall, if necessary, be amended by the parties as of the Effective
Date) that remain outstanding as of the Effective Time (collectively the "Shecom Outstanding Warrants"), shall be converted by ESCAgenetics into warrants to acquire 2,051,619 ESCAgenetics Shares based on the Conversion Ratio of 0.09325258146.

     (F) A new Section 7.3 shall be inserted to read as follows:

     7.3 ESCAgenetics Shares to be Reserved. Subject to the terms and conditions set forth in this Agreement, at and after the Closing, ESCAgenetics shall reserve such number of ESCAgenetics Shares as are required for issuance in connection with the exercise of the Shecom Outstanding Warrants, including any adjustments by reason of the anti-dilution provisions contained therein.

     (F) Section 7.2 of the Merger Agreement is hereby deleted in its entirety.

     (G) Section 7.3 of the Merger Agreement is hereby renumbered 7.4.



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


     (H) Section 14 of the Merger Agreement is hereby amended by deleting therefrom the last sentence in its entirety.

     Except for the specific changes provided for in this section, all terms and conditions of the Merger Agreement shall remain and are in full force and effect.

     2. Governing Law. This Amendment shall be governed by and construed in. accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

     3. Miscellaneous. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



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


     IN WITNESS WHEREOF, each of the following parties have caused this Amendment to be duly executed as of the 24th day of September 2003.


                   ESCAGENETICS CORPORATION,
                   a Delaware corporation

                   By:-----------------------------------------
                   Name:    Kevin R. Keating
                   Title:   President



                   SHECOM ACQUISITION CORPORATION,
                   a Colorado corporation

                   By:----------------------------------------
                   Name:    Kevin R. Keating
                   Title:   President



                   SHECOM CORPORATION,
                   a Colorado corporation

                   By:----------------------------------------
                   Name:    Phillip G. Trad
                   Title:   President